UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 19, 2006
SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-25033	63-1201350
(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)
(205) 327-1400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 19, 2006, the Board of Directors of Superior Bancorp, acting on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed D. Dewey Mitchell to serve as a director of Superior Bancorp and its subsidiary Superior Bank for a term expiring at the next Annual Meeting of Stockholders of Superior Bancorp.
     D. Dewey Mitchell, CCIM, age 49, is co-owner of Capstone Tropical Holdings, Inc., which is comprised of Prudential Tropical Realty, Capstone Mortgage Funding, Capstone Title, CRES Commercial Solutions and Prudential CRES Commercial Real Estate. Mr. Mitchell served as a director of Kensington Bankshares, Inc., Tampa, Florida, from inception until that company’s merger with Superior Bancorp in August 2006. He is also a member of the Board of Trustees of Morton Plant North Bay Hospital in New Port Richey, and has been active in community, charitable and economic development affairs in the Tampa Bay area.
     Mr. Mitchell has not yet been appointed to any committees of Superior Bancorp’s Board of Directors.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On October 23, 2006, Superior Bancorp issued a press release announcing the election of Mr. Mitchell to the Board of Directors. The text of the press release is attached to this report as Exhibit 99. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a documents filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit 99	Press Release of Superior Bancorp dated October 23, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP
Date: October 23, 2006	By:	/s/ Rick D. Gardner
Rick D. Gardner
Chief Operating Officer